UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2014

OXiGENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21990	13-3679168
(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The 2014 annual meeting of the stockholders of the Company was held on June 10, 2014 at the Company’s offices in South San Francisco, California. Of the 15,300,820 shares of the Company’s common stock entitled to vote at the meeting, 9,474,048 shares were represented at the meeting in person or by proxy, constituting a quorum. Each of the nominees for director were duly elected and the other proposal described below was approved. The voting results are presented below.

(b)

1. The Company’s stockholders elected five members to the Board of Directors to hold office until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
David Chaplin, Ph.D.	2,254,909	143,396	7,075,743
Frederick W. Driscoll	2,254,950	143,355	7,075,743
Tamar D. Howson	2,254,083	144,222	7,075,743
Gerald McMahon, Ph.D.	2,254,457	143,848	7,075,743
William D. Schwieterman, M.D.	2,254,541	143,764	7,075,743

As previously disclosed, effective May 15, 2014, Peter J. Langecker, M.D., Ph.D., resigned from his positions as the Company’s Chief Executive Officer and a member of the Board of Directors. Accordingly, he was not a candidate for election at the meeting.

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,738,882	205,248	529,918	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: June 10, 2014	/s/ Dr. David Chaplin
By: Dr. David Chaplin
President and Chief Executive Officer